                                                                    Exhibit 12.1


                           NORTEL NETWORKS CORPORATION
  COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)

                                                    THREE MONTHS
                                                        ENDED
                                                      MARCH 31,                   YEARS ENDED DECEMBER 31,
--------------------------------------------------------------------------------------------------------------------------
                                                        2002        2001        2000        1999        1998        1997*
--------------------------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
   before income taxes as reported in the
   consolidated statements of operations              (1,215.0)  (27,559.0)   (1,818.0)      319.0      (105.0)    1,076.0

Add (deduct)
   Interest expense - long-term debt                      58.0       196.0        86.0        93.0       107.0       119.0
                    - other                               12.0       115.0        83.0        71.0       115.0        38.0

   Interest expense of finance subsidiaries                 --          --          --          --          --         1.9

   Unconsolidated Subs                                      --          --          --          --          --         2.7

   1/3 of rental expense on operating leases
      deemed to be interest expense                       63.0       252.0       228.0       185.0       143.0        87.9

   Amortized premiums, discounts and
      capitalized expenses related to indebtedness         7.0         5.0         1.0         1.0         1.0         1.1

   Minority Interest                                        --         4.0        86.0        26.0        17.0        43.0

   Undistributed earnings of less than
      50% owned associated companies                       4.0       134.0        37.3       (38.3)       74.6        54.0
--------------------------------------------------------------------------------------------------------------------------
Income (loss) as adjusted                             (1,071.0)  (26,853.0)   (1,296.7)      656.7       352.6     1,423.6
==========================================================================================================================

Fixed charges:
   Interest expense - long-term debt                      58.0       196.0        86.0        93.0       107.0       119.0
                    - other                               12.0       115.0        83.0        71.0       115.0        38.0
   Interest expense of finance subsidiaries                 --          --          --          --          --         1.9

   Unconsolidated Subs                                      --          --          --          --          --         2.7

   1/3 of rental expense on operating leases
      deemed to be interest expense                       63.0       252.0       228.0       185.0       143.0        87.9

   Amortized premiums, discounts and
      capitalized expenses related to indebtedness         7.0         5.0         1.0         1.0         1.0         1.1
--------------------------------------------------------------------------------------------------------------------------
                                                         140.0       568.0       398.0       350.0       366.0       250.6
==========================================================================================================================
Ratio of earnings from continuing operations
   to fixed charges                                         **          **          **         1.9          **         5.7
==========================================================================================================================

* The computation for the year ended December 31, 1997 has not been restated to reflect discontinued operations.

** The earnings of Nortel Networks Corporation were inadequate to cover fixed charges for the three months ended March 31, 2002 and the years ended December 31, 2001, 2000 and 1998 by $1,211.0, $ 27,421.0, $1,694.7, and
   $13.4, respectively.